UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 25, 2023

EQUINIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40205		77-0487526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Lagoon Drive	Redwood City,	California	94065
(Address of Principal Executive Offices)			(Zip Code)
(650) 598-6000
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	EQIX	The Nasdaq Stock Market LLC
0.250% Senior Notes due 2027		The Nasdaq Stock Market LLC
1.000% Senior Notes due 2033		The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Equinix, Inc. (“Equinix”) was held on May 25, 2023 (the “Annual Meeting”) for the purpose of considering and voting on:

•Election of 10 directors to the Board of Directors (the “Board”) to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

•Approval, by a non-binding advisory vote, of the compensation of Equinix’s named executive officers;

•Approval, by a non-binding advisory vote, on the frequency with which Equinix’s stockholders will be asked to vote on the compensation of our named executive officers;

•Ratification of the appointment of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and

•A stockholder proposal related to shareholder ratification of termination pay.

At the close of business on March 30, 2023, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 93,514,672 shares of Equinix’s Common Stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 84,921,563 shares of Equinix’s Common Stock were represented in person, virtually or by proxy, at the Annual Meeting, constituting a quorum.

The following are the voting results on the five proposals considered and voted upon at the Annual Meeting, all of which were described in Equinix’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 12, 2023.

Proposal 1. Election of Directors.

Each of the 10 directors nominated to the Board were reelected:

Nominee	For	Against	Abstain	Broker Non-Votes
Nanci Caldwell	72,625,022	9,030,436	18,900	3,247,205
Adaire Fox-Martin	81,104,867	549,972	19,519	3,247,205
Gary Hromadko	78,206,157	3,447,926	20,275	3,247,205
Charles Meyers	81,091,966	565,652	16,740	3,247,205
Thomas Olinger	81,388,467	263,358	22,533	3,247,205
Christopher Paisley	74,650,320	7,004,484	19,554	3,247,205
Jeetu Patel	78,047,357	3,603,888	23,113	3,247,205
Sandra Rivera	78,481,766	3,173,430	19,162	3,247,205
Fidelma Russo	78,924,761	2,726,340	23,257	3,247,205
Peter Van Camp	79,125,031	2,330,743	218,584	3,247,205

Proposal 2. Advisory Vote to Approve Compensation of Named Executive Officers.

Stockholders approved, on a non-binding advisory basis, the compensation of Equinix's named executive officers.

For	Against	Abstain	Broker Non-Votes
60,608,151	21,037,357	28,850	3,247,205

Proposal 3. Advisory Vote on the Frequency of the Vote to Approve the Compensation of Named Executive Officers.

Stockholders approved, on a non-binding advisory basis, a one-year frequency for the frequency with which Equinix will hold the vote on the compensation of Equinix’s named executive officers.

1 Year	2 Years	3 Years	Abstain
79,393,565	89,276	2,183,384	8,113

In light of the stockholders’ recommendation that Equinix hold a vote for the approval of executive compensation on an annual basis, Equinix will include a non-binding advisory vote on the compensation of the named executive officers in its proxy materials every year until Equinix holds its next vote on the frequency of such stockholder votes on executive compensation.

Proposal 4. Ratification of Selection of Independent Registered Public Accounting Firm.

Stockholders ratified the appointment of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

For	Against	Abstain
80,353,472	4,555,761	12,330

Proposal 5. Stockholder Proposal Related to Shareholder Ratification of Termination Pay.

The stockholder proposal related to shareholder ratification of termination pay was not approved.

For	Against	Abstain	Broker Non-Votes
6,733,103	74,390,543	550,712	3,247,205

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

104 Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: June 1, 2023	EQUINIX, INC. By:/s/ Keith D. Taylor Keith D. Taylor Chief Financial Officer